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                    Merrill Lynch Variable Series Funds, Inc.

                        Articles Supplementary

               Merrill Lynch Variable Series Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation as follows:

First: The Corporation is an open-end company registered as such under the Investment Company Act of 1940 with authority to issue capital stock as follows:

                                                                Number of
                                                                Authorized
                 Funds                                            Shares
                 -----                                         -------------
Merrill Lynch American Balanced Fund Common Stock                100,000,000

Merrill Lynch Basic Value Focus Fund Common Stock                100,000,000

Merrill Lynch Domestic Money Market Fund Common Stock          1,300,000,000

Merrill Lynch Developing Capital Markets Focus
  Fund Common Stock                                              100,000,000

Merrill Lynch Equity Growth Fund Common Stock                    100,000,000

Merrill Lynch Flexible Strategy Focus Fund Common Stock          100,000,000

Merrill Lynch Global Strategy Focus Fund Common Stock            100,000,000

Merrill Lynch Global Utility Focus Fund Common Stock             100,000,000

Merrill Lynch High Current Income Fund Common Stock              100,000,000

Merrill Lynch Intermediate Government Bond Fund Common Stock     100,000,000

Merrill Lynch International Bond Fund Common Stock               100,000,000

Merrill Lynch International Equity Focus Fund Common Stock       100,000,000

Merrill Lynch Natural Resources Focus Fund Common Stock          100,000,000

Merrill Lynch Prime Bond Fund Common Stock                       100,000,000

Merrill Lynch Quality Equity Fund Common Stock                   100,000,000

Merrill Lynch Reserve Assets Fund Common Stock                   500,000,000

Merrill Lynch World Income Focus Fund Common Stock               100,000,000


Second: All shares of the Corporation's capital stock have a par value of $0.10 per share. The aggregate par value of all the shares of all classes of the Corporation's capital stock is currently Three Hundred Thirty Million Dollars ($330,000,000).

Third: The Board of Directors of the Corporation, acting in accordance with
Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby increases the number of

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authorized shares of capital stock of the Corporation by 100,000,000, all of which shall be classified as Merrill Lynch Index 500 Fund Common Stock.

Fourth: All of the shares of the Corporation's Common Stock, as classified and designated, continue to have preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Corporation.

Fifth: After this increase in the number of authorized shares of capital stock of the Corporation and classification of the shares, the Corporation will have authority to issue capital stock as follows:

                                                                 Number of
                                                                Authorized
                    Funds                                         Shares
                    -----                                       ----------
Merrill Lynch American Balanced Fund Common Stock               100,000,000

Merrill Lynch Basic Value Focus Fund Common Stock               100,000,000

Merrill Lynch Domestic Money Market Fund Common Stock         1,300,000,000

Merrill Lynch Developing Capital Markets Focus
  Fund Common Stock                                             100,000,000

Merrill Lynch Equity Growth Fund Common Stock                   100,000,000

Merrill Lynch Flexible Strategy Focus Fund Common Stock         100,000,000

Merrill Lynch Global Strategy Focus Fund Common Stock           100,000,000

Merrill Lynch Global Utility Focus Fund Common Stock            100,000,000

Merrill Lynch High Current Income Fund Common Stock             100,000,000

Merrill Lynch Index 500 Fund Common Stock                       100,000,000

Merrill Lynch Intermediate Government Bond Fund Common Stock    100,000,000

Merrill Lynch International Bond Fund Common Stock              100,000,000

Merrill Lynch International Equity Focus Fund Common Stock      100,000,000


Merrill Lynch Natural Resources Focus Fund Common Stock         100,000,000

Merrill Lynch Prime Bond Fund Common Stock                      100,000,000

Merrill Lynch Quality Equity Fund Common Stock                  100,000,000

Merrill Lynch Reserve Assets Fund Common Stock                  500,000,000

Merrill Lynch World Income Focus Fund Common Stock              100,000,000


Sixth: All of the additional shares shall have a par value of $0.10 per share. After this increase in the number of authorized shares of capital stock of the Corporation and classification of those shares as Merrill Lynch Index 500 Fund Common Stock, the aggregate par value of all the

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shares of all classes of the Corporation's capital stock will be Three Hundred
Forty Million Dollars ($340,000,000).

Seventh:  No other change is intended or effected.

               IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested by its Secretary as of the 4th day of December, 1996.

                                               MERRILL LYNCH VARIABLE SERIES
Attest:                                               FUNDS, INC.

     /s/ Ira Shapiro                               By: /s/ Arthur Zeikel
---------------------------                    -----------------------------
       Secretary                                         President

               The undersigned, President of Merrill Lynch Variable Series Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.
                                                     /s/ Arthur Zeikel
                                               -----------------------------
                                                         President

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